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                                                                   EXHIBIT 23(b)
                                                CONSENT OF WINDHAM BRANNON, P.C.
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                                                                   Exhibit 23(b)




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT


         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated September 20, 1996 included or incorporated by reference in the Eagle Bancshares, Inc. Form 11-K filed with respect to the Tucker Federal Savings and Loan Association 401(k) Savings and Employee Stock Ownership Plan for the plan year ended March 31, 1996 and to all references of our firm included in this Registration Statement.



                                        WINDHAM BRANNON, P.C.
                                        CERTIFIED PUBLIC ACCOUNTANTS





October 24, 1996